SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              ZIONS BANCORPORATION
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             (Exact name of registrant as specified in its charter)


                 Utah                                    87-0227400
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(State of incorporation or organization)              (I.R.S. employer
                                                     identification no.)
     One South Main, Suite 1380
        Salt Lake City, Utah                               84111
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(Address of principal executive offices)                (Zip code)

If this form relates to the registration   If this form relates to the regis-
of a class of securities pursuant to       tration of a class of securities
Section 12(b) of the Exchange Act and      pursuant to Section 12(g) of the
is effective pursuant to General           Exchange Act and is effective
Instruction A(c) please check the          pursuant to General Instruction A(d)
following box |_|                          please check the following box |X|


Securities Act registration statement file number to which this Form
relates:       None
          ---------------
          (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class               Name of each exchange on which each
      to be so registered               class is to be registered
--------------------------------        ---------------------------------------
            None                                       None

Securities to be registered pursuant to section 12(g) of the Act:

            Guarantee of Zions Bancorporation with respect to 9.50%
                         Cumulative Capital Securities
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                              (Title of class)

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Item 1.   Description of Registrant's Securities to be Registered

         Incorporated by reference to the sections entitled "Description of the Capital Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee" in Form S-2 Registration Statement (File No. 333-24781) filed with the Commission on April 8, 1997 (the "1997 form S-2") by Vectra Banking Corporation, a Colorado corporation ("Vectra"), and the same sections in Vectra's Prospectus subsequently filed pursuant to Rule 424(b) are deemed to be incorporated by reference herein. On January 6, 1998, Vectra merged with and into the Registrant with the Registrant as the surviving corporation. Thus, for purposes of the information incorporated by reference herein from the 1997 Form S-2 and the 424(b) prospectus, the Registrant is deemed to be Vectra's successor.

Item 2.   Exhibits

    4.1  Trust Agreement of VBC Capital I dated as of April 4, 1997.*
    4.2 Form of Amended and Restated Trust Agreement of VBC Capital I, to be dated April __, 1997.*
    4.3 Form of Capital Security Certificate of VBC Capital I (included as an exhibit to Exhibit 4.2)
    4.4  Form of Capital Securities Guarantee Agreement.*

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*  Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997 Form S-2.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               ZIONS BANCORPORATION


                                               By:    /s/ Dale M. Gibbons
                                                      -------------------------
                                               Name:  Dale M. Gibbons
                                               Title: Chief Financial Officer


Dated: January 20, 1998

                                  EXHIBIT INDEX


  Exhibit                                 Description
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    4.1         Trust Agreement of VBC Capital I dated as of April 4, 1997.*
    4.2         Form of Amended and Restated Trust Agreement of VBC Capital
                I, to be dated April ___, 1997.*
    4.3 Form of Capital Security Certificate of VBC Capital I (included as an exhibit to Exhibit 4.2)
    4.4         Form of Capital Securities Guarantee Agreement.*


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*  Incorporated by reference to Exhibits 4.4, 4.5 and 4.7 to the 1997 Form S-2.